                                                                      Exhibit 12

AETNA INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                 Nine Months Ended                          Years Ended
                                   September 30,                             December 31,
                                 -----------------  -----------------------------------------------------------
(Millions)                                 1998            1997        1996        1995        1994        1993
---------------------------------------------------------------------------------------------------------------
Pretax income (loss) from
  continuing operations             $   1,062.1     $   1,511.2   $   338.7   $   726.2   $   627.5   $(1,014.7)

Add back fixed charges                    259.5           321.9       245.1       187.0       170.8       154.7
Minority interest                           5.5            14.7        16.4        16.1        11.4         7.0
---------------------------------------------------------------------------------------------------------------
   Income (loss) as adjusted        $   1,327.1     $   1,847.8   $   600.2   $   929.3   $   809.7   $  (853.0)
===============================================================================================================
Fixed charges:
  Interest on indebtedness (1)      $     180.5     $     235.8   $   168.3   $   115.9   $    98.6   $    77.4
  Portion of rents representative
     of interest factor                    79.0            86.1        76.8        71.1        72.2        77.3
---------------------------------------------------------------------------------------------------------------
 Total fixed charges                $     259.5     $     321.9   $   245.1   $   187.0   $   170.8   $   154.7
===============================================================================================================
Preferred stock dividend
  requirements                             68.3            92.4        41.1         --          --          --
---------------------------------------------------------------------------------------------------------------
Total combined fixed charges
  and preferred stock dividend
  requirements                      $     327.8     $     414.3   $   286.2   $   187.0   $   170.8   $   154.7
===============================================================================================================
Ratio of earnings to
fixed charges                              5.11            5.74        2.45        4.97        4.74       (5.51)
===============================================================================================================
Ratio of earnings to
  combined fixed charges and
  preferred stock dividends                4.05            4.46        2.10        4.97        4.74       (5.51)
===============================================================================================================

(1) For the nine months ended September 30, 1998 and years ended December 31, 1997, 1996, 1995 and 1994, interest on indebtedness includes the dividends paid to preferred shareholders of a subsidiary. (See Note 14 of Notes to Financial Statements in the Company's 1997 Annual Report.)

AETNA SERVICES, INC. (1)

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                          Nine Months Ended            Years Ended
                                            September 30,              December 31,
                                          -----------------      -----------------------
 (Millions)                                         1998                1997        1996
----------------------------------------------------------------------------------------
Pretax income from continuing
  operations                                 $     886.4         $   1,505.2   $   335.0

Add back fixed charges                             256.2               318.1       243.8
Minority interest                                    4.8                15.7        16.4
----------------------------------------------------------------------------------------

 Income as adjusted                          $   1,147.4         $   1,839.0   $   595.2
========================================================================================
Fixed charges:
  Interest on indebtedness (2)               $     180.4         $     234.0   $   168.3
  Portion of rents representative
   of interest factor                               75.8                84.1        75.5
----------------------------------------------------------------------------------------

    Total fixed charges                      $     256.2         $     318.1   $   243.8
========================================================================================
Preferred stock dividend
    requirements                                      --                  --          --
----------------------------------------------------------------------------------------

Total combined fixed charges
 and preferred stock dividend
 requirements                                $     256.2         $     318.1   $   243.8
========================================================================================
Ratio of earnings to fixed
    charges                                         4.48                5.78        2.44
========================================================================================
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                                   4.48                5.78        2.44
========================================================================================

(1) Aetna Inc. has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of Aetna Services, Inc. (See Note 13 of Notes to Financial Statements in the Company's 1997 Annual Report.)

(2)  Includes the dividends paid to preferred shareholders of a subsidiary.(See
     Note 14 of Notes to Financial Statements in the Company's 1997 Annual Report.)